UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Dividend Capital Total Realty Trust Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Form DEF 14A

Dividend Capital Total Realty Trust Inc. - N/A

Filed: April 23, 2009 (period: June 29, 2009)

Official notification to stockholders of matters to be brought to a vote (Proxy)

April 23, 2009

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Dividend Capital Total Realty Trust Inc. to be held at The Westin Tabor Center, Horace Tabor/Molly Brown Room, 1672 Lawrence Street, Denver, CO 80202, on June 29, 2009 at 2:00 p.m. Mountain Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.

We have elected to provide access to our proxy materials to certain of our stockholders over the Internet under the Securities and Exchange Commission’s “notice and access” rules. On or about April 27, 2009, we will mail (i) to certain of our stockholders, a copy of the Notice of Annual Meeting of Stockholders, our proxy statement, a proxy card and our 2009 Annual Report, and (ii) to other stockholders, a copy of the Notice of Annual Meeting of Stockholders, along with the Notice of Internet Availability of Proxy Materials, which will indicate how to access our proxy materials on the Internet. We believe that providing our proxy materials over the Internet will expedite stockholders’ receipt of proxy materials and conserve natural resources.

IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to vote as soon as possible. You may vote by authorizing a proxy over the Internet, by telephone or, if you received printed proxy materials, by completing, signing and returning your proxy card in the envelope provided.

Sincerely,

John A. Blumberg
Chairman of the Board of Directors

For the Board of Directors of Dividend Capital Total Realty Trust Inc.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 29, 2009

To the Stockholders of Dividend Capital Total Realty Trust Inc.:

The annual meeting of stockholders of Dividend Capital Total Realty Trust Inc., a Maryland corporation, will be held at The Westin Tabor Center, Horace Tabor/Molly Brown Room, 1672 Lawrence Street, Denver, CO 80202, on June 29, 2009, at 2:00 p.m. Mountain Time (the “Annual Meeting”). The matters to be considered by stockholders at the Annual Meeting, which are described in detail in the accompanying materials, are:

(i)	a proposal to elect four directors to serve until the 2010 annual meeting of stockholders and until their respective successors are duly elected and qualify;

(ii)	a proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm for the Company for fiscal year 2009; and

(iii)	any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Stockholders of record at the close of business on April 20, 2009, will be entitled to notice of, and to vote at, the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings.

Pursuant to the rules adopted by the Securities and Exchange Commission (“the Commission”), on or about April 27, 2009, we will mail (i) to certain of our stockholders a copy of the Notice of Annual Meeting of Stockholders, our proxy statement, a proxy card, and our 2009 Annual Report, and (ii) to other stockholders, a copy of the Notice of Annual Meeting of Stockholders, along with the Notice of Internet Availability of Proxy Materials (the “Notice”), which will indicate how to access proxy materials on the Internet. The Notice will also contain instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2009 Annual Report and a proxy card or voting instruction card. We believe that this new process will expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources.

You may vote by authorizing a proxy over the Internet, by telephone or, if you received printed proxy materials, by completing, signing and returning your proxy card in the envelope provided. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE AUTHORIZE YOUR PROXY BY ONE OF THESE THREE METHODS. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

By Order of the Board of Directors,

Joshua J. Widoff
Senior Vice President, General Counsel and Secretary

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

April 23, 2009

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

518 Seventeenth Street, 17th Floor, Denver, Colorado 80202

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 29, 2009

This Proxy Statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of Dividend Capital Total Realty Trust Inc., a Maryland corporation, for use at the annual meeting of stockholders to be held on June 29, 2009, and any adjournments or postponements thereof (the “Annual Meeting”). “We,” “our,” “us,” and “the Company” each refers to Dividend Capital Total Realty Trust Inc.

The mailing address of our executive offices is 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202. A copy of the Notice of the Annual Meeting of Stockholders, along with the Notice of Internet Availability of Proxy Materials, is being mailed to holders of our common stock, par value $0.01 per share (the “Common Stock”), on or about April 27, 2009.

A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting. At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their discretion on any such matter.

Date, Time and Place for the Annual Meeting

The 2009 Annual Meeting of Stockholders will be held on June 29, 2009 at The Westin Tabor Center, Horace Tabor/Molly Brown Room, 1672 Lawrence Street, Denver, CO 80202 at 2:00 p.m. Mountain Time.

Matters to be Considered at the Annual Meeting

At the Annual Meeting, holders of the Company’s Common Stock will be asked to consider and vote upon:

(i)	a proposal to elect four directors to serve until the 2010 annual meeting of stockholders and until their respective successors are duly elected and qualify;

(ii)	a proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm for the Company for fiscal year 2009; and

(iii)	any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Notice of Internet Availability of Proxy Materials

This year we are furnishing proxy materials over the Internet to certain of our stockholders pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission. Accordingly on or about April 27, 2009, we will mail (i) to certain of our stockholders a copy of the Notice of Annual Meeting of Stockholders, our proxy statement, a proxy card, and our 2009 Annual Report, and (ii) to other stockholders a copy of the Notice of Annual Meeting of Stockholders, along with the Notice of Internet Availability of Proxy Materials, which will indicate how to access our proxy materials on the Internet. An electronic version of our Annual Report on Form 10-K for the year ended December 31, 2008 is available on our website at www.dividendcapital.com.

1

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of our Board of Directors. The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record as of the close of business on April 20, 2009 and will provide reimbursement for the cost of forwarding the material.

The Company has engaged the The Altman Group, Inc. (“The Altman Group”) to solicit proxies for the Annual Meeting. The services to be performed by The Altman Group will include consultation pertaining to the planning and organization of the solicitation, as well as to assist the Company in the solicitation of proxies from the Company’s stockholders entitled to vote. The anticipated cost for such services is expected to be between $50,000 and $75,000.

Stockholders Entitled To Vote

As of the close of business on April 20, 2009, there were outstanding and entitled to vote 168,644,053 shares of our Common Stock. Each share of our Common Stock entitles the holder thereof to one vote. Stockholders of record at the close of business on April 20, 2009 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

Required Vote

A quorum will be present if the holders of 50% of the outstanding shares of our Common Stock entitled to vote are present, in person or by proxy, at the Annual Meeting. If you have returned a valid proxy or, if you hold your shares in your own name as holder of record and you attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting or by the vote of a majority of the votes cast by holders of shares represented at the Annual Meeting until a quorum has been obtained.

For the election of the nominees to our Board of Directors, the affirmative vote of holders of a majority of the shares of our Common Stock entitled to vote and represented in person or by proxy at the Annual Meeting is sufficient to elect the director if a quorum is present. For the ratification of KPMG LLP as our independent registered public accounting firm for fiscal year 2009, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment.

If the enclosed proxy is properly executed and returned to us in time to be voted at the Annual Meeting, it will be voted as specified on the proxy unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares of our Common Stock represented by the proxy will be voted as follows:

(i)	FOR the election of the nominees to our Board of Directors;

(ii)	FOR the ratification of the appointment of KPMG LLP as independent registered public accounting firm for the Company for fiscal year 2009; and

(iii)	in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

Abstentions and broker non-votes, if any, will have the effect of votes against the election of the nominees to our Board of Directors, but will have no effect on the outcome of the ratification of KPMG LLP as our independent registered public accounting firm for fiscal year 2009 or any other matter for which the required vote is a majority of the votes cast. We will not count shares that abstain from voting on a particular matter or broker non-votes as votes cast on such matter.

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we are not aware of any other matter to be raised at the Annual Meeting.

Voting

If you hold your shares of our Common Stock in your own name as a holder of record, you may instruct the proxies to vote your shares if you received printed proxy materials by signing, dating and mailing the proxy card in the postage-paid envelope provided, or you may complete your proxy authorization via the Internet at http://www.eproxy.com/trt or via the telephone at 1-866-580-9477, as provided in the Notice of Internet Availability of Proxy Materials and in this proxy statement. In addition, you may vote your shares of our Common Stock in person at the Annual Meeting.

If your shares of our Common Stock are held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your shares voted at the Annual Meeting.

Right to Revoke Proxy

If you hold shares of our Common Stock in your own name as a holder of record, you may revoke your proxy instructions at any time prior to the date and time of the Annual Meeting through any of the following methods:

•

send written notice of revocation, prior to the Annual Meeting, to our Senior Vice President, General Counsel and Secretary, Mr. Joshua J. Widoff, at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202;

•	properly sign, date and mail a new proxy card to our Secretary;

•	dial the number provided on the proxy card and authorize your proxy again;

•	log onto the Internet site provided on the proxy card and in the Notice of Internet Availability of Proxy Materials and authorize your proxy again; or

•	attend the Annual Meeting and vote your shares in person.

If shares of our Common Stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Copies of Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K filed with the Commission for our latest fiscal year will be mailed to stockholders entitled to vote at the Annual Meeting who received printed proxy materials, is available on the Internet as provided in the Notice of Internet Availability of Proxy Materials, and is available without charge to stockholders upon written request to: Dividend Capital Total Realty Trust Inc., 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, Attention: Investor Relations. You can also find an electronic version of our Annual Report on Form 10-K for the year ended December 31, 2008 on our website at www.dividendcapital.com.

Voting Results

The Altman Group, our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in our Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2009, which we plan to file with the Commission in August of 2009.

Confidentiality of Voting

We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our Inspector of Election, The Altman Group, to examine these documents.

Recommendations of the Board of Directors.

The Board of Directors recommends a vote:

(i)	FOR the election of the nominees to our Board of Directors; and

(ii)	FOR the ratification of the appointment of KPMG LLP as independent registered public accounting firm for the Company for fiscal year 2009.

BOARD OF DIRECTORS

Our Board of Directors consists of four directors, three of whom are independent directors, as determined by our Board of Directors. Upon the expiration of their current terms at the annual meeting of stockholders in 2009, directors will be elected to serve a term of one year and until their successors are duly elected and qualify. Our bylaws provide that a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number of directors shall never be less than three or more than 15. All officers serve at the discretion of our Board of Directors.

The following table sets forth certain information about our current directors, each of whom is a director nominee:

Name	Age	Position With Us
John A. Blumberg	49	Chairman of the Board of Directors
Charles B. Duke	51	Independent Director
Daniel J. Sullivan	44	Independent Director
John P. Woodberry	46	Independent Director

Information Concerning Directors and the Director Nominees

Set forth below is certain biographical information for our directors, as well as the beneficial ownership of shares of our Common Stock or OP Units of our Operating Partnership by each director as of April 20, 2009. For a description of beneficial ownership, see the “Security Ownership of Certain Beneficial Owners and Management” section, and the footnotes thereto, included in this proxy statement.

John A. Blumberg Chairman of the Board of Directors 20,000 OP Units of our Operating Partnership beneficially owned Age: 49 Director since 2006 Member of Investment Committee	John A. Blumberg is our Chairman of the Board of Directors. Mr. Blumberg is a principal of our Advisor, Dividend Capital Group LLC and Black Creek Capital LLC, a Denver based real estate investment firm which he co-founded in 1993. He is also a co-founder of Mexico Retail Properties and has been its Chief Executive Officer since 2002. Mexico Retail Properties is a fully integrated retail real estate company that acquires, develops and manages retail properties throughout Mexico. Mr. Blumberg has been active in real estate acquisition, development and redevelopment activities since 1993 and, as of December 31, 2008, along with other principals of our Advisor, has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real estate related assets having combined value of approximately $6.4 billion. Prior to cofounding Black Creek Capital LLC, Mr. Blumberg was President of JJM Investments, which owned over 100 shopping center properties in Texas. During the 12 years prior to joining JJM Investments, Mr. Blumberg served in various positions with Manufacturer’s Hanover Real Estate, Inc., Chemical Bank and Chemical Real Estate, Inc., most recently as President of Chemical Real Estate, Inc. and its predecessor company, Manufacturer’s Hanover Real Estate, Inc. In this capacity Mr. Blumberg oversaw real estate investment banking, merchant banking and loan syndications and was involved in originating over $1 billion worth of participating mortgage and conventional loans during his tenure. Mr. Blumberg holds a Bachelor’s Degree from the University of North Carolina at Chapel Hill.

Charles B. Duke Director 8,000 shares of our Common Stock beneficially owned Age: 51 Director since 2006 Chairman of Audit Committee Member of Investment Committee	Charles B. Duke is an independent director. Mr. Duke was founder and has been President and Chief Executive Officer of Legacy Imaging, Inc., a manufacturer of aftermarket printer supplies, since 1996. Mr. Duke has been active in entrepreneurial and general business activities since 1980 and has held several executive and management roles throughout his career, including founder, president and owner of Careyes Corporation, a private bank, registered investment advisor and FINRA-member company based in Denver, Colorado, Chief Financial Officer at Particle Measuring Systems based in Boulder, Colorado, and Vice President of Commercial Loans at Colorado National Bank. Mr. Duke also spent four years with Kirkpatrick Pettis, the investment banking subsidiary of Mutual of Omaha, as Vice President of Corporate Finance, involved in primarily mergers and acquisitions, financing and valuation activities. Mr. Duke graduated from Hamilton College in 1980 with a Bachelor’s Degree in Economics and English.

Daniel J. Sullivan Director 8,000 shares of our Common Stock beneficially owned Age: 44 Director since 2006 Member of Audit Committee Member of Investment Committee	Daniel J. Sullivan is an independent director. Mr. Sullivan is assistant editor of Humanitas, an academic journal published by the National Humanities Institute, and a doctoral candidate at The Catholic University of America in Washington, D.C. since 2003. Prior to that, from 2002 to 2003, Mr. Sullivan was a private consultant and from 1998 to 2002, he was Director of Business Development at Jordan Industries Inc. Mr. Sullivan has seventeen years of international business, consulting, and private equity investment experience, including over four years, from 1987 through 1991, in the real estate industry as an appraiser, property analyst, and investment banker with Manufacturer’s Hanover Real Estate Investment Banking Group in New York. During that time, Mr. Sullivan participated in the structuring and private placement of over $1 billion in long term, fixed rate, and multi property mortgage financings for the bank’s corporate clients. Mr. Sullivan holds a Master of Arts in political theory from The Catholic University of America in Washington, D.C. and a Bachelor of Arts in history from Boston College in Chestnut Hill, Massachusetts.

John P. Woodberry Director 8,000 shares of our Common Stock beneficially owned Age: 46 Director since 2006	John P. Woodberry is an independent director. Mr. Woodberry has been active in finance and investing activities since 1991. In 2007, Mr. Woodberry joined Passport Capital, LLC, a San Francisco based hedge fund, and serves as the Portfolio Manager for the Capital Markets Group. From 2004 to 2007, Mr. Woodberry was the President and Portfolio Manager of Independence Capital Asset Partners, LLC. Previously, from 2001 to 2004, Mr. Woodberry was a Senior Research Analyst at Cobalt Capital, LLC, a New York City based hedge fund. From 1998 to 2001, Mr. Woodberry worked for Minute Man Capital Management, LLC and Trident Investment Management, LLC, each a New York City based hedge fund. From 1995 to 1998, Mr. Woodberry worked at Templeton Investment Council Ltd. Mr. Woodberry has an MBA from Harvard Business School and an AB Degree from Stanford University.

Legal Proceedings Involving Directors and Executive Officers

There are no legal proceedings ongoing as to which any director or executive officer of the Company, any five percent holder of our Common Stock, or any associate of the foregoing is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Determination of Director Independence

We currently have a total of four directors on our Board of Directors, three of whom are independent of us, Dividend Capital Total Advisors LLC (the “Advisor”) and our respective affiliates. An “independent director” is a person who is not associated, and has not been associated within the last two years, directly or indirectly, with us or the Advisor. We refer to our one director who is not independent as our “affiliated director.”

STATEMENT ON CORPORATE GOVERNANCE

We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board of Directors consists of a majority of independent directors. Our Audit Committee is comprised entirely of independent directors, and our Investment Committee consists of a majority of independent directors.

Our Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to all employees of our Advisor, and our officers and directors, including our President and our Chief Financial Officer. Additionally, our Board of Directors has adopted a Code of Ethics for our President and our Senior Financial Officers, including our Chief Financial Officer. A copy of the Code of Ethics for our President and our Senior Financial Officers may be found on our website at http://www.dividendcapital.com. Our Board of Directors must approve any amendment to or waiver of the Code of Business Conduct and Ethics as well as the Code of Ethics for our President and our Senior Financial Officers. We presently intend to disclose amendments and waivers, if any, of the Code of Ethics for our President and our Senior Financial Officers on our website; however, if we change our intention, we will file a current report on Form 8-K with the Commission reporting such amendments or waivers.

Our internet address is http://www.dividendcapital.com. We make available, free of charge through a link on our site, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to such reports, if any, as filed with the Commission as soon as reasonably practicable after such filing. You may also obtain these documents in print by writing us at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, Attention: Investor Relations.

Board and Committee Meetings

During the year ended December 31, 2008, our Board of Directors held 11 meetings. No director attended fewer than 75 percent of all meetings of our Board of Directors and the committees on which such director served. The Board of Directors has two standing committees: the Audit Committee and the Investment Committee. During 2008, the Audit Committee met five times and the Investment Committee did not meet. Although director attendance at our annual meeting each year is encouraged, we do not have an attendance policy. In 2008, one of our four directors attended our 2008 Annual Meeting of Stockholders in person.

Audit Committee. The members of the Audit Committee are Messrs. Charles B. Duke and Daniel J. Sullivan, each an independent director. The Audit Committee operates under a written charter, which has been approved by our Board of Directors. The Board of Directors has determined that each member of the Audit Committee is financially literate as such qualification is interpreted by the Board of Directors. The Board of Directors has determined that Mr. Duke qualifies as an “Audit Committee Financial Expert” as defined by the rules of the Commission.

The Audit Committee meets on a regular basis, at least quarterly and more frequently as necessary. The Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process.

Investment Committee. The members of the Investment Committee are Messrs. Charles B. Duke and Daniel J. Sullivan, each an independent director, and John A. Blumberg, an affiliated director. Our Board of Directors has delegated to the Investment Committee (a) certain responsibilities with respect to specific real property and securities investments proposed by the Advisor and (b) the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our Board of Directors.

With respect to real property investments, the Board of Directors has delegated to the Investment Committee the authority to approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price of up to $25,000,000. The Board of Directors, including a majority of the independent directors, must approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price greater than $25,000,000. During the year ended December 31, 2008, all real property acquisitions were approved by the Board of Directors.

With respect to securities and debt related investments, the Board of Directors has delegated to the Investment Committee the authority to approve securities investment thresholds as well as certain responsibilities for approving ongoing monitoring and rebalancing measures within the context of the Board of Directors approved securities and debt related investment strategy and asset allocation framework.

Compensation Committee. We do not have a standing Compensation Committee. Our Board of Directors may establish a Compensation Committee in the future to administer our equity incentive plan. The primary function of the Compensation Committee would be to administer the granting of awards to the independent directors and selected employees of the Advisor, based upon recommendations from the Advisor, and to set the terms and conditions of such awards in accordance with the equity incentive plan. The Compensation Committee, if formed, will be comprised entirely of independent directors.

Nominating Committee. We do not have a standing Nominating Committee. Our Board of Directors has determined that it is appropriate for us not to have a Nominating Committee because all of the matters for which a Nominating Committee would be responsible are presently considered by all the members of our Board of Directors.

Each member of our Board of Directors participates in the consideration of director nominees. The process followed by our Board of Directors to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of our Board. In considering whether to recommend any particular candidate for inclusion in its slate of recommended director nominees, our Board of Directors considers various criteria including the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and ability to act in the interests of all stockholders. The Board of Directors does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Board of Directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

Stockholders may recommend individuals to our Board of Directors for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials. Assuming that appropriate biographical and background material has been provided on a timely basis, our Board of Directors will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholder and Interested Party Communications with Directors

The Company provides the opportunity for stockholders and other interested parties to communicate with any member, or all members, of the Board of Directors by mail. To communicate with the Board of Directors, correspondence should be addressed to the Board of Directors or any one or more individual directors or group or committee of directors by either name or title. All such correspondence should be sent to the following address:

The Board of Directors of Dividend Capital Total Realty Trust Inc.

c/o Mr. Joshua J. Widoff, Senior Vice President, General Counsel and Secretary

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

All communications received as described above will be opened by the Secretary of the Company for the sole purpose of determining whether the contents constitute a communication to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the director or directors to whom it is addressed. In the case of communications to the Board of Directors or to any group of directors, the Secretary will make sufficient copies of the contents to send to each addressee.

AUDIT COMMITTEE REPORT

The Report of our Audit Committee is provided below.

Report of the Audit Committee

In accordance with, and to the extent permitted by the rules of the Securities and Exchange Commission, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the Company’s future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act of 1933, as amended.

The Audit Committee of the Board of Directors of Dividend Capital Total Realty Trust Inc. (the “Company”) operates under a written charter, which has been approved by the Board of Directors. The charter is available on the Company’s website at http://www.dividendcapital.com.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate in accordance with accounting principles generally accepted in the United States (“GAAP”). Management has the primary responsibility for the financial statements and the reporting process including the system of internal control. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with GAAP.

The Audit Committee has reviewed and discussed with management the audited financial statements in the annual report to stockholders.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and KPMG LLP, the Company’s independent registered public accounting firm, with and without management present. The Audit Committee included in its review results of KPMG LLP’s audit, the Company’s internal controls, and the quality of the Company’s financial reporting. The Audit Committee also reviewed the Company’s procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s chief executive officer and chief financial officer that are required in periodic reports filed by the Company with the Securities and Exchange Commission (the “Commission”). The Audit Committee is satisfied that the Company’s internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.

The Audit Committee discussed and reviewed with KPMG LLP the Company’s critical accounting policies, KPMG LLP’s audits and all fees paid to KPMG LLP during the fiscal year. The Audit Committee is in the process of adopting guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed by KPMG LLP for the Company. KPMG LLP did not perform any non-audit services for the Company during the year ended December 31, 2008.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as modified or supplemented, other standards of the Public Company Accounting Oversight Board (United States), rules of the Commission, and other applicable regulations, including the auditor’s judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed with KPMG LLP their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee approved inclusion of the audited financial statements in the annual report on Form 10-K for the year ended December 31, 2008 for filing with the Commission. The Audit Committee and the Board of Directors also have recommended ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2009.

THE AUDIT COMMITTEE

Charles B. Duke, Chairman

Daniel J. Sullivan

PRINCIPAL ACCOUNTANT FEES AND SERVICES

During the year ended December 31, 2008, we engaged KPMG LLP to provide us with audit services. Services provided included the audit of annual financial statements, review of unaudited quarterly financial information, review and consultation regarding filings with the Commission, assistance with management’s evaluation of internal accounting controls and consultation on financial accounting and reporting matters.

Total fees for the years ended December 31, 2008 and 2007 were approximately $816,000 and $537,000, respectively. All fees were determined to be Audit Fees. Audit Fees are fees incurred for the audits of the consolidated financial statements, consultation on audit related matters and required review of Commission filings. This category also includes review of, and consents for, filings with the Commission related to our public offerings.

The Audit Committee of our Board of Directors has considered all services provided by KPMG LLP to us and concluded that this involvement is compatible with maintaining the independent registered public accounting firm’s independence.

The Audit Committee of our Board of Directors is responsible for appointing our independent registered public accounting firm and approving the terms of the independent registered public accounting firm’s services. All engagements for services in 2008 and 2007 were pre-approved by the Audit Committee of our Board of Directors.

EXECUTIVE OFFICERS

The following table shows the names and ages of our present executive officers and the positions held by each individual. A description of the business experience of each individual for at least the past five years follows the table.

Name	Age	Position
Guy M. Arnold	41	President
M. Kirk Scott	30	Chief Financial Officer and Treasurer; Vice President and Controller
Joshua J. Widoff	38	Senior Vice President, General Counsel and Secretary

Guy M. Arnold serves as our President, and joined the Company in January 2008. From March 1999 until November 2007, Mr. Arnold served as Partner and Managing Director of Cherokee Investment Partners, LLC. Cherokee is a $1.8 billion multi-asset class private equity real estate fund that focuses on the acquisition, redevelopment and asset management of urban infill properties throughout the U.S., Canada and Western Europe. In this capacity, Mr. Arnold directed and structured numerous transactions with various sellers and buyers including Fortune 500 companies, development and investment companies, as well as local and federal governmental agencies. In addition, Mr. Arnold co-managed Cherokee’s Denver office, presented regularly to Cherokee’s investors which include state pension funds and university endowments, and served as a member of Cherokee’s Investment and Asset Management Committees. Prior to joining Cherokee, Mr. Arnold served as Vice President of Colorado & Santa Fe Real Estate (“Colorado & Santa Fe”), a Denver commercial real estate holding company, from September 1990 to February 1999. At Colorado & Santa Fe, he co-managed the acquisition, asset management, and leasing for their portfolio of value-added office, industrial and retail properties. Mr. Arnold is a member of Urban Land Institute and serves on the Board of Directors of the Colorado chapter of the National Association of Industrial and Office Properties. Mr. Arnold earned a Bachelor’s degree from the University of Virginia.

M. Kirk Scott serves as our Chief Financial Officer and Treasurer effective as of April 2009 and has served as our Vice President and Controller since June 2008. Mr. Scott also serves as Controller for Dividend Capital

Total Advisors LLC, the Company’s Advisor. Prior to joining the Company, from October 2007 until June 1, 2008 Mr. Scott was Controller of Denver-based NexCore Group, where he oversaw the accounting function for various entities that are involved, in multiple capacities, in developing and operating real estate properties primarily focused within the medical office sector. From April 2006 through September 2007, Mr. Scott was a principal at Lentell & Associates, LLC, where he provided accounting and financial services to various public real estate operating companies, including the Company, DCT Industrial Trust Inc., a publicly traded industrial REIT, and ProLogis, also a publicly traded industrial REIT. From December 2002 through April 2006, Mr. Scott was Assistant Controller at DCT Industrial Trust Inc. and Dividend Capital Group LLC, where he served in multiple capacities in the real estate accounting departments serving several entities, including Dividend Capital Securities, LLC, Dividend Capital Exchange Facilitators, LLC, Dividend Capital Investments, LLC, as well as Dividend Capital Trust Inc. (currently known as DCT Industrial Trust Inc.), during that company’s growth from inception to more than $2 billion in assets under management. Prior thereto, Mr. Scott was a senior auditor focused on various commercial real estate assignments with KPMG LLP, the Company’s current auditor. He has a Bachelor’s Degree in Accounting Cum Laude from the University of Wyoming.

Joshua J. Widoff serves as our Senior Vice President, General Counsel and Secretary and joined the Company in September 2007. He also serves as a Managing Director of Black Creek Group, a Denver based private equity real estate firm. Prior to joining Dividend Capital Total Realty Trust Inc. and Black Creek Group, Mr. Widoff was a partner since 2002 at the law firm of Brownstein Hyatt Farber Schreck, P.C., where he was active in the management of the firm, serving as chairman of both the firm’s Associate and Recruiting Committees and overseeing an integrated team of attorneys and paralegals servicing clients primarily in the commercial real estate business. During more than a dozen years of private practice, he managed transactions involving the acquisition, development, leasing, financing, and disposition of various real estate assets, including vacant land, apartment and office buildings, hotels, casinos, industrial/warehouse facilities, and shopping centers. He also participated in asset and stock acquisition transactions, convertible debt financings, private offerings, and complex joint venture negotiations. Mr. Widoff served as general business counsel on a variety of contract and operational issues to a wide range of clients in diverse businesses. Mr. Widoff received his undergraduate degree from Trinity University in Texas and his law degree from the University of Colorado School of Law.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

We are party to an advisory agreement with Dividend Capital Total Advisors LLC, our Advisor, pursuant to which our Advisor manages our day-to-day activities and implements our investment strategy. In addition, the Advisor is obligated to use its best efforts, subject to the oversight, review and approval of our Board of Directors to, among other things, research, identify, review and make investments in and dispositions of real property, real estate securities and debt related investments on our behalf consistent with our investment policies and objectives. The Advisor performs its duties and responsibilities under the Advisory Agreement as a fiduciary of the Company and our stockholders. The term of the Advisory Agreement is for one year and expires in January of each calendar year, subject to renewals by the Board of Directors for an unlimited number of successive one-year periods. Our officers and our affiliated director are all employees or principals of the Advisor.

We pay certain fees to the Advisor and its affiliates in connection with services they provide to us. In the event that the Advisory Agreement is terminated, the Advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. We will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates receive a specific fee for the activities that generate the expense to be reimbursed.

Because our Advisory Agreement provides that our Advisor will assume principal responsibility for managing our affairs, our officers, in their capacities as such, do not receive compensation directly from us. However, in their capacities as officers or employees of our Advisor or its affiliates, they will devote such portion of their time to our affairs as is required for the performance of the duties of our Advisor under the Advisory Agreement. Our Advisor has informed us that, because the services performed by its officers or employees in their capacities as such are not performed exclusively for us, it cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by the Advisor that relates solely to their services to us, other than any compensation paid to them in the form of equity interests in us.

Below is a summary of the fees and other amounts earned by our Advisor in connection with services performed for us during the years ended December 31, 2008 and 2007 (amounts in thousands).

	2008	2007
Organizational and Offering Expense Reimbursements	$7,886	$13,030
Acquisition Fees	2,399	11,132
Asset Management Fees	11,599	8,707
Other Reimbursements	729	431

Total	$22,613	$33,300

The following table summarizes all of the compensation and fees, including reimbursement of expenses, that are payable by us to the Advisor.

Summary of Fees, Commissions and Reimbursements

• Organizational and Offering Expense Reimbursement—the Advisor or its affiliates(1)	Up to 1.5% of the aggregate gross proceeds from the sale of shares in the primary portion of our ongoing follow-on public offering to reimburse the Advisor for incurring or paying our cumulative organizational and offering expenses (excluding sales commissions and the dealer manager fee). In addition, up to 0.5% of the aggregate gross offering proceeds from the sale of shares in the primary portion of our ongoing follow-on public offering may be used to reimburse participating broker dealers and/or third party due diligence firms for bona fide due diligence expenses incurred.

• Acquisition Fees—the Advisor(2)	The acquisition fees are payable to the Advisor (all or a portion of which may be reallowed to the Advisor’s product specialists) in connection with the acquisition, development or construction of real properties. These fees are payable to the Advisor in connection with each real property investment acquired on our behalf and will vary depending on whether the asset acquired is in the operational, development or construction stage. For each real property acquired in the operational stage, the acquisition fee is an amount equal to up to 1.0% of our proportional interest in the property.

For each real property acquired prior to or during the development or construction stage, the acquisition fee will be an amount equal to up to 4.0% of the total project cost (which will be the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of acquisition fees and acquisition expenses).

The Advisor also is entitled to receive an acquisition fee of 1.0% of the principal amount in connection with (i) the origination or acquisition of any type of debt investment including, but not limited to, the origination of mortgage loans, B-notes, mezzanine debt, participating debt (including with equity-like features), non-traded preferred equity, convertible debt, hybrid instruments, equity instruments and other related investments, and (ii) the acquisition of any type of non-securitized debt investment including, but not limited to, acquisitions or participations in mortgage loans, B-notes, mezzanine debt, participating debt (including with equity-like features), non-traded preferred equity, convertible debt, hybrid instruments, equity instruments and other related investments.

• Asset Management Fees—the Advisor(3)	The asset management fees are payable to the Advisor (all or a portion of which may be reallowed to the Advisor’s product specialists) in connection with the active oversight and investment management of the real property, real estate securities and debt related assets in our portfolio.

Prior to the Dividend Coverage Ratio Date (as defined below):

For Direct Real Properties (as defined below), the asset management fee will consist of (i) a monthly fee not to exceed one-twelfth of 0.50% of the aggregate cost (before non-cash reserves and depreciation) of Direct Real Properties; and (ii) a monthly fee not to exceed 6% of the aggregate monthly net operating income derived from all Direct Real Properties; provided, however, that the aggregate monthly fee to be paid to the Advisor pursuant to these subclauses (i) and (ii) in the aggregate shall not exceed one-twelfth of 0.75% of the aggregate cost (before non-cash reserves and depreciation) of all Direct Real Properties.

For Product Specialist Real Properties (as defined below), the asset management fee will consist of (i) a monthly fee not to exceed one-twelfth of 0.50% of the aggregate cost (before non cash reserves and depreciation) of Product Specialist Real Properties; and (ii) a monthly fee not to exceed 6% of the aggregate monthly net operating income derived from all Product Specialist Real Properties.

After the Dividend Coverage Ratio Date:

For all real properties, the asset management fee will consist of: (i) a monthly fee not to exceed one-twelfth of 0.50% of the aggregate cost (before non-cash reserves and depreciation) of all real property assets within our portfolio; and (ii) a monthly fee not to exceed 8.0% of the aggregate monthly net operating income derived from all real property assets within our portfolio.

“Direct Real Properties”: shall mean those real properties acquired directly by us without the advice or participation of a product specialist engaged by the Advisor.

“Dividend Coverage Ratio”: shall mean, as to any given fiscal quarter, the total amount of distributions made by us in that fiscal quarter divided by the aggregate funds from operations for that fiscal quarter.

“Dividend Coverage Ratio Date”: shall be the date on which our dividend coverage ratio has been less than or equal to 1.00 for two consecutive fiscal quarters.

“Product Specialist Real Properties”: shall mean those real properties acquired by us pursuant to the advice or participation of a product specialist engaged by the Advisor pursuant to a contractual arrangement.

In addition, both before and after the Dividend Coverage Ratio Date, the asset management fee for all real property assets includes a fee of 1.0% of the sales price of individual real property assets upon disposition.

For securities and debt related assets, both before and after the Dividend Coverage Ratio Date, the asset management fee will consist of a monthly fee equal to one twelfth of 1.0% of the aggregate value of the securities and debt related investments within our portfolio.

• Expense Reimbursement—the Advisor	We are also obligated, subject to certain limitations, to reimburse the Advisor for certain other expenses incurred on our behalf for providing services contemplated in the Advisory Agreement, (including reimbursement for time provided to us by personnel of the Advisor, including our executive officers, for certain matters) provided that the Advisor does not receive a specific fee for the activities which generate the expenses to be reimbursed.

(1)

The organizational and offering expense reimbursement consists of compensation for incurrence on our behalf of legal, accounting, printing and other offering expenses, including for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our Common Stock, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and marketing meetings and generally coordinating the marketing process for us. The Advisor and its affiliates will be responsible for the payment of our cumulative organizational and offering expenses, other than the sales commission and the dealer manager fee, to the extent they exceed 1.5% of the aggregate gross proceeds from the sale of shares of our Common Stock sold in the primary offering on a best efforts basis without recourse against or reimbursement by us.

(2)	We pay the Advisor the acquisition fee amount upon the closing of a real property acquisition transaction for properties that are in the operational stage or as a percentage of completion for properties in the development stage. Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 6.0% of the contract purchase price or total development cost. Under our charter, a majority of our Board of Directors, including a majority of the independent directors not otherwise interested in the transaction, would have to approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to a real property acquisition to exceed 6.0% of the purchase price and determine the transaction to be commercially competitive, fair and reasonable to us.

(3)	The Advisor must reimburse us at least annually for reimbursements paid to the Advisor in any year to the extent that such reimbursements to the Advisor cause our operating expenses to exceed the greater of (1) 2.0% of our average invested assets, which generally consists of the average book value of our real properties before deducting depreciation, bad debts or other non-cash reserves and the average book value of securities, or (2) 25.0% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt or other similar non-cash reserves, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including asset management fees, but excluding (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our Common Stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

Compensation of Directors

We pay each of our independent directors $7,500 per quarter plus $1,000 for each Board or Committee meeting attended. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board. If a director is also one of our officers, we will not pay additional compensation for services rendered as a director.

On April 3, 2006, each of our then-serving independent directors, Charles B. Duke, John P. Woodberry and Daniel J. Sullivan, was automatically granted an option to purchase 10,000 shares of our Common Stock under our equity incentive plan with an exercise price equal to $11.00 per share. Our equity incentive plan provides for the automatic grant to each of our independent directors who is serving as of each of our annual stockholders meetings of an option to purchase 5,000 shares of our Common Stock having a term that is no longer than 10 years and an exercise price that is no less than the fair market value of our Common Stock on the date of grant. No options will be awarded under these automatic grant provisions of the equity incentive plan if it would result in our being “closely-held” under the Internal Revenue Code of 1986, as amended (the “Code”), jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions under our charter. In connection with our 2007 and 2008 Annual Meeting of Stockholders, on August 27, 2007 and August 21, 2008, respectively, each of our three independent directors, Charles B. Duke, John P. Woodberry and Daniel J. Sullivan, was granted an option to purchase 5,000 shares of our Common Stock under the equity incentive plan with an exercise price equal to $11.00 per share. Pursuant to our equity incentive plan, we will automatically grant our current independent directors, Charles B. Duke, John P. Woodberry and Daniel J. Sullivan, an option to purchase 5,000 shares of our Common Stock with an exercise price of $11.00 per share on the date of our 2009 Annual Meeting of Stockholders.

The following table sets forth information concerning the compensation to our independent directors for the year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		Total ($)
John A. Blumberg	$—	$—		$—
Charles B. Duke	46,000	3,843	(2)	49,843
Daniel J. Sullivan	46,000	3,843	(2)	49,843
John P. Woodberry	40,000	3,843	(2)	43,843

(1)	On the grant date, August 21, 2008, the fair value for each option award issued on that date was $0.97. As of December 31, 2008, each of our three independent directors had 6,000 option awards outstanding.

(2)	Represents the expense amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2008 in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment. We used the Black-Scholes option-pricing model to value our option awards using the following assumptions: expected dividend yield of 6.0%, risk-free interest rate of 3.08%, volatility factor of 24.4% and an expected life of 5 years.

Equity Incentive Plan

We have adopted an equity incentive plan, effective January 12, 2006, which we use to attract and retain qualified independent directors, employees, advisors and consultants providing services to us who are considered essential to our long-range success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our Common Stock. The equity incentive plan provides for the granting of stock options, stock appreciation rights, restricted stock, stock units, and/or other stock based awards to those independent directors, employees, advisors and consultants of ours and of the Advisor selected by the plan administrator for participation in the equity incentive plan. Any such stock options, stock appreciation rights, restricted stock, stock units, and/or other stock based awards will provide for exercise prices, where applicable, that are not less than the fair market value of our Common Stock on the date of the grant.

Our Board of Directors administers the equity incentive plan as the plan administrator, with sole authority to select participants, determine the types of awards to be granted and all the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless determined by the plan administrator, no award granted under the equity incentive plan will be transferable except through the laws of descent and distribution.

The equity incentive plan provides that no more than 5 million shares of our Common Stock are available for issuance under the equity incentive plan. No more than 200,000 shares may be made subject to stock options and stock appreciation rights under the equity incentive plan to any individual in any single calendar year, and no more than 200,000 shares may be made subject to awards other than stock options and stock appreciation rights under the equity incentive plan to any individual in any single calendar year. In addition, in connection with the adoption of the equity incentive plan, our Board of Directors adopted an administrative rule to the effect that the

Board will not approve the issuance of new awards under the equity incentive plan (other than the initial grant of options to our independent directors, described below) if, after giving pro forma effect to such issuance, the aggregate number of shares of our Common Stock subject to all outstanding awards exceeds 4% of the sum of (i) the number of shares of our then outstanding Common Stock and (ii) the number of then outstanding partnership units of Dividend Capital Total Realty Operating Partnership LP (the “Operating Partnership”), other than those held by the Company. If any shares subject to an award under the equity incentive plan are forfeited, cancelled, exchanged or surrendered or an award terminates or expires without a distribution of shares or if shares are surrendered or withheld as payment of either the exercise price of an award or withholding taxes in respect of an award, those shares will again be available for awards under the equity incentive plan. In the event of certain corporate transactions affecting our Common Stock, such as, for example, a reorganization, recapitalization, merger, spin-off, split-off, stock dividend or extraordinary dividend, the plan administrator will have the sole authority to determine whether and in what manner to equitably adjust the number and type of shares and the exercise prices applicable to outstanding awards under the plan, the number and type of shares reserved for future issuance under the plan, and, if applicable, performance goals applicable to outstanding awards under the plan.

Under the equity incentive plan, the plan administrator will determine the treatment of awards in the event of a change in our control. The equity incentive plan will automatically expire on the tenth anniversary of the date on which it was adopted, unless extended or earlier terminated by the Board of Directors. The Board of Directors may terminate the equity incentive plan at any time. The expiration or other termination of the equity incentive plan will have no adverse impact on any award that is outstanding at the time the equity incentive plan expires or is terminated without the consent of the holder of the outstanding award. The Board of Directors may amend the equity incentive plan at any time, but no amendment will adversely affect any award on a retroactive basis without the consent of the holder of the outstanding award, and no amendment to the equity incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the equity incentive plan.

Compensation Committee Report

The Board of Directors of Dividend Capital Total Realty Trust Inc. (the “Company”) has reviewed and discussed the Compensation Discussion and Analysis for 2008 with the Company’s management. Based on this review and their discussions, the Board of Directors has approved the inclusion of the Compensation Discussion and Analysis for 2008 in this Proxy Statement for the Annual Meeting.

The Board of Directors

John A. Blumberg

Charles B. Duke

Daniel J. Sullivan

John P. Woodberry

Compensation Committee Interlocks and Insider Participation

Because our Advisory Agreement provides that our Advisor will assume principal responsibility for managing our affairs, our officers, in their capacities as such, do not receive compensation directly from us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Montecito Investments, LLC, an affiliate of the Advisor, currently owns 200 shares of our Common Stock. The Advisor and the parent of the Advisor have also contributed $201,000 to the Operating Partnership in exchange for OP Units and are currently its sole limited partners. For so long as the Advisor serves as our Advisor, neither the Advisor nor the parent of the Advisor may sell these OP Units.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202.

Shares of Our Common Stock and OP Units

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Common Stock
Montecito Investments, LLC(2)	200 Shares		*
Dividend Capital Total Advisors LLC(3)	20,000 OP Units	(5)	*
Dividend Capital Total Advisors Group LLC(3)	100 Special Units	(6)	*
John A. Blumberg (Chairman and Director)(3)	20,000 OP Units	(5)	*
Charles B. Duke (Independent Director)	8,000	(7)	*
Daniel J. Sullivan (Independent Director)	8,000	(7)	*
John P. Woodberry (Independent Director)	8,000	(7)	*
Guy M. Arnold (President)	—		—
M. Kirk Scott (Chief Financial Officer and Treasurer, Vice President and Controller)(4)	—		—
John E. Biallas (Chief Financial Officer and Treasurer)(4)	—		—
Joshua J. Widoff (Senior Vice President, General Counsel and Secretary)	—		—
Beneficial ownership of Common Stock and OP Units by all directors and executive officers as a group (7 persons)(3)	44,100	(8)	*

*	Less than 1%.

(1)	Except as otherwise indicated below, each beneficial owner has the sole power to vote and dispose of all Common Stock held by that beneficial owner. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Common Stock issuable pursuant to options, to the extent such options are exercisable within 60 days, is treated as beneficially owned and outstanding for the purpose of computing the percentage ownership of the person holding the option, but is not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Montecito Investments, LLC is presently directly or indirectly controlled by Evan H. Zucker.

(3)	The Advisor and the parent of the Advisor are presently each directly or indirectly controlled by one or more of the following and/or their affiliates: John A. Blumberg, Thomas I. Florence, James R. Mulvihill and Evan H. Zucker. With respect to Mr. Blumberg, his beneficial ownership consists solely of 20,000 OP Units held by the Advisor. Mr. Blumberg disclaims beneficial ownership of the OP Units held by the Advisor except to the extent of his pecuniary interest therein.

(4)	Mr. Biallas resigned as Chief Financial Officer and Treasurer effective April 10, 2009. Mr. Scott was elected Chief Financial Officer and Treasurer effective April 13, 2009.

(5)	Represents OP Units that are redeemable for shares of our Common Stock under certain circumstances. No OP Units had been redeemed for shares of our Common Stock as of April 20, 2009. For purposes of the percentages on this table, we have assumed full redemption of OP Units for shares of our Common Stock.

(6)	Represents Special Units that are entitled to distributions from the Operating Partnership under certain circumstances. See Note 11 to our audited consolidated financial statements in “Item 8. Financial Statements and Supplementary Data” of our Annual Report on Form 10-K filed with the Commission on March 30, 2009.

(7)	On April 3, 2006, pursuant to the terms of our equity incentive plan, each of our independent directors, Charles B. Duke, John P. Woodberry and Daniel J. Sullivan, was automatically granted a non-qualified option to purchase 10,000 shares of our Common Stock. Each such option has a maximum term of ten years and will vest according to the following schedule: 20% of the covered shares on the date of grant, and an additional 20% of such shares on each of the first four anniversaries of the date of grant, subject in each case to the director continuing to serve on our Board as of such vesting date. On August 27, 2007 and August 21, 2008, respectively, each of our independent directors, Charles B. Duke, John P. Woodberry and Daniel J. Sullivan, was granted an option to purchase 5,000 shares of our Common Stock. These options vest 100% two years after the grant date.

(8)	Includes 20,000 OP Units held by our Advisor, 100 special units held by an affiliate of our Advisor and vested options to purchase 24,000 shares of our Common Stock held by our Independent Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

To our knowledge, no person owns or beneficially owns more than ten percent of our outstanding shares of Common Stock as of the date of this proxy statement.

Section 16(a) of the Securities and Exchange Act of 1934 requires our directors, our officers and certain beneficial owners, or, collectively, reporting persons, to file reports of holdings and transactions in our shares of Common Stock with the Commission. Based on our records and other information, we believe that all of our reporting persons timely filed all applicable Commission reports required for 2008, except as noted below: Charles B. Duke, John P. Woodberry and Daniel J. Sullivan were each late in filing their respective Form 4s reporting the grant of options to purchase 5,000 shares of our Common Stock on August 21, 2008. Their respective Form 4s reporting these transactions were each filed on September 18, 2008.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Advisory Agreement

The Advisor is an affiliate of ours. We rely on the Advisor to manage our day-to-day activities and to implement our investment strategy. We, the Operating Partnership and the Advisor are party to the Advisory Agreement, dated January 9, 2006, as amended. The term of the Advisory Agreement is for one year and expires in January of each calendar year, subject to renewals by our Board of Directors for an unlimited number of successive one-year periods. The Advisor performs its duties and responsibilities under the Advisory Agreement as our fiduciary. Our officers and our affiliated director are all employees or principals of the Advisor.

Under the terms of the Advisory Agreement, the Advisor uses its best efforts, subject to the oversight, review and approval of the Board of Directors, to perform the following:

•	Participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives;

•

Research, identify, review and recommend to our Board of Directors for approval real property, real estate securities and debt related acquisitions and dispositions consistent with our investment policies and objectives;

•	Structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of real properties, securities and debt related assets will be made;

•	Actively oversee and manage our real property, securities and debt related investment portfolios for purposes of meeting our investment objectives;

•	Manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•	Select joint venture partners and product specialists, structure corresponding agreements and oversee and monitor these relationships;

•	Arrange for financing and refinancing of our assets; and

•	Recommend various liquidity events to our Board of Directors, when appropriate.

The independent directors will evaluate the performance of the Advisor before renewing the Advisory Agreement. The Advisory Agreement may be terminated:

•	Immediately by us for “cause,” (as defined in the Advisory Agreement) or upon the bankruptcy of the Advisor, or upon a material breach of the Advisory Agreement by the Advisor;

•	Without cause by a majority of our independent directors upon 60 days’ written notice; or

•	With “good reason” (as defined in the Advisory Agreement) by the Advisor upon 60 days’ written notice.

In the event of the termination of the Advisory Agreement, the Advisor will cooperate with us and take all reasonable steps requested to assist the Board of Directors in making an orderly transition of the advisory function. Before selecting a successor advisor, the Board of Directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

Compensation to the Advisor and Affiliates

The Advisor and other affiliates receive compensation, fees and expense reimbursements for services related to our public offerings and for the investment and management of our assets, subject to review and approval of our independent directors. These include sales commissions, dealer manager fees, distribution reinvestment plan servicing fees, acquisition fees, asset management fees, disposition fees, property management fees, real estate commissions and potential other fees and reimbursements. Pursuant to the Company’s follow-on public offering, which was declared effective by the Commission on January 22, 2008, the distribution reinvestment plan servicing fee is no longer paid to Dividend Capital Securities LLC (the “Dealer Manager”). In addition, Dividend Capital Total Advisors Group LLC, the parent of the Advisor, has been issued and owns partnership units in the Operating Partnership constituting a separate series of partnership interests with special distribution rights, which we refer to as the “Special Units.” See “Compensation of Directors and Executive Officers—Compensation Discussion and Analysis” for a detailed description of the amounts payable to the Advisor and affiliates.

Dealer Manager Agreement

We are a party to a dealer manager agreement dated January 22, 2008, or the Dealer Manager Agreement, with the Dealer Manager. The Dealer Manager is an affiliate of ours and a member firm of FINRA. The Dealer Manager was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Dividend Capital affiliated entities. Under the Dealer Manager Agreement, the Dealer Manager provides certain sales, promotional and marketing services to us in connection with the distribution of the shares of Common Stock offered pursuant to our prospectus. We pay the Dealer Manager a sales commission of up to 6.0% of the gross proceeds from the sale of shares of our Common Stock sold in our primary offerings and a dealer manager fee of up to 2.5% of the gross proceeds from the sale of shares of our Common Stock sold in our primary offerings. In addition, we also reimburse the expenses of participating dealers up to a maximum of 0.5% of the aggregate gross offering proceeds from the sale of shares of our Common Stock sold in the primary portion of our follow-on offering for bona fide due diligence expenses.

Property Management Agreement

We are a party to a property management agreement dated January 9, 2006, with the Property Manager, Dividend Capital Property Management LLC. The Property Manager may perform certain property management services for us and the Operating Partnership. The Property Manager is an affiliate of the Advisor and was organized in April 2002 to lease and manage real properties acquired by Dividend Capital affiliated entities or other third parties. We pay the Property Manager a property management fee equal to a market based percentage of the annual gross revenues of each of our real properties managed by the Property Manager. The actual percentage varies and is dependent upon geographic location and product type (such as office, industrial, retail, multifamily, hospitality and other property types). In addition, we may pay the Property Manager a separate fee for the one-time initial lease-up of newly constructed real properties it manages for us in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar real properties as determined by a survey of brokers and agents in such area. In the event that the Property Manager assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5% of the cost of the tenant improvements. The Property Manager will only provide these services if the provision of the services does not cause any of our income from the applicable real property to be treated as other than rents from real property for purposes of the applicable REIT requirements.

Conflicts of Interest

The Advisor and certain of our other affiliates are subject to conflicts of interest in connection with the management of our business affairs, including the following:

•	The directors, officers and other employees of the Advisor must allocate their time between advising us and managing other real estate projects and business activities in which they may be involved;

•

The compensation payable by us to the Advisor and other affiliates may not be on terms that would result from arm’s length negotiations between unaffiliated parties and is payable, in most cases, whether or not our stockholders receive distributions;

•

We cannot guarantee that the terms of any joint venture entered into with affiliated entities proposed by the Advisor will be equally beneficial to us as those that would result from arm’s length negotiations between unaffiliated parties;

•

We compete with certain affiliates for investments, subjecting the Advisor and its affiliates to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending acquisitions on our behalf;

•

Regardless of the quality of the assets acquired, the services provided to us or whether we make distributions to our stockholders, the Advisor and its affiliates receive certain fees in connection with transactions involving the purchase, management and sale of our investments; and

•

The Property Manager and the Dealer Manager are affiliates of ours. As a result, (i) we may not always have the benefit of independent property management, (ii) we do not have the benefit of an independent dealer manager and (iii) stockholders do not have the benefit of an independent third party review of our public offerings to the same extent as if we and the Dealer Manager were unaffiliated.

Conflict Resolution Procedures

We are subject to potential conflicts of interest arising out of our relationship with the Advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and the Advisor or its affiliates and other situations in which our interests may differ from those of the Advisor or its affiliates. On January 9, 2006, our board of directors adopted a conflicts of interest resolutions and procedures policy. The procedures set forth below have been adopted by us to address these potential conflicts of interest.

Independent Directors

Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the Board of Directors or the Advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire Board of Directors or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to review and act upon are:

•	The continuation, renewal or enforcement of our agreements with the Advisor and its affiliates, including the Advisory Agreement and the agreement with the dealer manager;

•	Transactions with affiliates, including our directors and officers;

•	Awards under the equity incentive plan; and

•

Pursuit of a potential “Liquidity Event”, which includes but is not limited to (i) a listing of our Common Stock on a national securities exchange (or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our Common Stock); (ii) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (iii) sale of all or substantially all of our assets for cash or other consideration.

Those conflict of interest matters that cannot be delegated to the independent directors, as a group, under Maryland law must be acted upon by both the Board of Directors and the independent directors.

Compensation Involving the Advisor and its Affiliates

The independent directors will evaluate at least annually whether the compensation that we contract to pay to the Advisor and its affiliates is reasonable in relation to the nature and quality of services performed and to our investment performance and that such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of the Advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by the independent directors:

•	The amount of fees paid to the Advisor in relation to the size, composition and performance of our investments;

•	The success of the Advisor in generating investments that meet our investment objectives;

•	Rates charged to other externally advised REITs and other similar investors by advisors performing similar services;

•	Additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	The quality and extent of the services and advice furnished by the Advisor;

•	The performance of our investments, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	The quality of our assets relative to the investments generated by the Advisor for its own account.

Acquisitions Involving Affiliates and Other Related Entities

We will not purchase or lease real properties in which the Advisor, its affiliates or DCT Industrial Trust Inc. (“DCT Industrial Trust”) or any of our directors has an interest without a determination by a majority of the directors (including a majority of the independent directors not otherwise interested in the transaction) that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the Advisor or its affiliates or DCT Industrial Trust or such director unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease real properties to the Advisor or its affiliates or DCT Industrial Trust or to our directors unless a majority of the directors (including a majority of the independent directors not otherwise interested in the transaction) determine the transaction is fair and reasonable to us.

Mortgage Loans Involving Affiliates

Our charter prohibits us from investing in or making mortgage loans in which the transaction is with the Advisor or our directors or any of their affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of the Advisor, our directors or any of their affiliates.

Issuance of Options and Warrants to Certain Affiliates

Our charter prohibits the issuance of options or warrants to purchase our Common Stock to the Advisor, our directors or any of their affiliates (i) on terms more favorable than we would offer such options or warrants to unaffiliated third parties or (ii) in excess of an amount equal to 10% of our outstanding Common Stock on the date of grant.

Repurchase of Shares of Common Stock

Our charter prohibits us from paying a fee to the Advisor or our directors or any of their affiliates in connection with our repurchase or redemption of our Common Stock.

Loans and Expense Reimbursements Involving Affiliates

We will not make any loans to the Advisor or to our directors or any of our other affiliates. In addition, we will not borrow from these affiliates unless the independent directors approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the Board of Directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or the Advisor or its affiliates.

In addition, our directors and officers and the Advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in our prospectus under the caption “The Advisor and the Advisory Agreement—The Advisory Agreement,” included in Post-Effective Amendment No. 6 to our Form S-11 Registration Statement filed with the Commission on April 2, 2009.

Voting of Shares of Common Stock Owned by Affiliates

The Advisor or a director or any of their affiliates may not vote their shares of Common Stock regarding (i) the removal of any of them or (ii) any transaction between them and us. In determining the requisite percentage interest of shares necessary to approve a matter in which the Advisor, a director or any of their affiliates may not vote, any shares owned by any of them will not be included.

Allocation of Investment Opportunities Among Affiliates and Other Related Entities

The Advisor has entered into and may continue to enter into product specialist agreements or other arrangements with affiliates and other related entities that have specialized expertise in specific areas of real property, real estate securities or debt related investments to assist the Advisor in connection with identifying, evaluating and recommending potential investments, performing due diligence, negotiating purchases and managing our assets on a day-to-day basis. The Advisor has engaged Dividend Capital Investments LLC, an affiliate of ours, as a product specialist in connection with securities investment management services. In addition, the Advisor has engaged DCT Industrial Trust as a product specialist in connection with investments in industrial properties.

In the event that an investment opportunity becomes available which, in the discretion of the Advisor, is suitable for us under all of the factors considered by the Advisor, then the Advisor shall present the opportunity to our Board of Directors. In determining whether or not an investment opportunity is suitable for us and another program affiliated with the Advisor, the Advisor shall examine, among others, the following factors as they relate to us and each other program:

•	the investment objectives and criteria of each program;

•	the general real property sector or securities and debt related sector investment allocation targets of each program;

•	the cash requirements of each program;

•	the effect of the acquisition both on diversification of each program’s investments by type of commercial property and geographic area, and on diversification of the customers of its properties;

•	the policy of each program relating to leverage of properties;

•	the anticipated cash flow of each program;

•	the income tax effects of the purchase on each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor, to be more appropriate for a program other than the program that committed to make the investment, the Advisor may determine that another program affiliated with the Advisor or its affiliates may make the investment. Our Board of Directors has a duty to ensure that the method used by the Advisor for the allocation of investments by two or more affiliated programs seeking to acquire similar types of investments shall be reasonable.

In performance of its role as a product specialist, to the extent that an affiliate or a related entity becomes aware of an investment opportunity that is suitable for us, it is possible that we may, pursuant to the terms of any agreement with such affiliate or such related entity, co-invest equity capital in the form of a joint venture. The terms of any such joint venture shall be no less favorable to us than would be available in an arm’s length transaction with an unaffiliated third party.

Any affiliate that serves as a product specialist in connection with securities investment management services will be required to have adopted trade aggregation and allocation policies designed to promote fairness and equity amongst all of its clients and to minimize risk that any of its clients would be or could be systematically advantaged or disadvantaged through aggregation of trade orders.

Any of our Advisor’s product specialist and joint venture agreements with affiliate(s) may also require that such affiliate(s) provide the Advisor, on a quarterly basis and/or upon reasonable request, such reasonable information required by our Board of Directors, including our independent directors, to determine whether our conflict resolution procedures are being fairly applied.

REPORT OF INDEPENDENT DIRECTORS

As Independent Directors of Dividend Capital Total Realty Trust Inc. (the “Company”), we have reviewed the policies being followed by the Company and believe they are in the best interests of its stockholders. The primary basis for this conclusion (as described further below) is the development of the Company’s investment strategy, the policies it has followed in support of its strategy, and the diversified portfolio of real estate assets it has acquired to date.

The cornerstone of the Company’s investment strategy is to provide investors seeking a general real estate allocation with a broadly diversified portfolio of real properties, real estate securities and debt related investments. The Advisor actively monitors and manages the Company’s portfolio to achieve diversification across multiple dimensions including (i) real property, real estate securities and debt related investments, (ii) equity and debt capital structures, (iii) real estate property sectors, (iv) geographic markets and (v) tenant profiles. To achieve the Company’s investment objectives, the Company targets to invest on average 70% to 80%, but in any event no less than 60%, of its total assets in real properties, and it intends to invest on average 20% to 30%, but in any event no more than 40%, of its total assets in a combination of real estate securities and debt related investments.

The Advisor and its product specialists have substantial discretion with respect to the selection of real properties, real estate securities and debt related investments. In determining the specific types of real property, real estate securities and debt related investments to make or recommend, the Advisor considers certain criteria, including, but not limited to, the following: (i) positioning the overall portfolio to achieve an optimal mix of real property, real estate securities and debt related investments, (ii) diversification benefits relative to real property across multiple sectors, consisting of office, industrial, retail, multifamily, hospitality and other real property types, (iii) diversification benefits relative to real estate securities and debt related investments by considering exposure limits to investment subclasses and (iv) diversification benefits relative to real property across multiple sectors and geographic markets.

As of December 31, 2008, the Company had invested in 73 real properties located in 24 distinct markets throughout the United States at a total gross investment amount of approximately $1.4 billion (before accumulated depreciation and amortization), comprising approximately 12.1 million net rentable square feet. In addition, as of December 31, 2008, the Company had invested in various real estate securities with a total market value of approximately $52.4 million, and debt related investments with a total net carrying amount of approximately $106.4 million.

For the period from January 1, 2009 to April 20, 2009, the Company acquired one office property located in the Washington, DC market for a gross investment amount of approximately $63.6 million and a retail property located in the Washington, DC market for an expected gross investment amount of approximately $65.0 million.

We believe the Company’s portfolio of investments as of December 31, 2008 is consistent with the objectives outlined in the Company’s charter and prospectus and is in the best interests of its stockholders. We believe the Company has continued to operate in that manner to date.

We have reviewed the transactions with affiliates as outlined in Note 13 to the audited consolidated financial statements as of December 31, 2008 and for the year then ended included in the Company’s Annual Report on Form 10-K, and in our opinion, the transactions with affiliates reflected therein are fair and reasonable to the Company and its stockholders.

THE INDEPENDENT DIRECTORS OF THE COMPANY

Charles B. Duke

Daniel J. Sullivan

John P. Woodberry

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors has recommended that Messrs. John A. Blumberg, Charles B. Duke, Daniel J. Sullivan and John P. Woodberry be elected to serve on the Board of Directors, each until the annual meeting of stockholders for 2010 and until their respective successors are duly elected and qualify. For certain information regarding each nominee, see “Board of Directors” above.

Each nominee has consented to being named in this proxy statement and to serve if elected. If, prior to the Annual Meeting, any nominee should become unavailable to serve, the shares of voting securities represented by a properly executed and returned proxy will be voted for such additional person as shall be designated by the Board of Directors, unless the Board of Directors determines to reduce the number of directors in accordance with the Company’s charter and bylaws.

Election of the director nominees named in this proposal requires the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Board of Directors’ nominees. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Abstentions and broker non-votes, if any, will have the effect of votes against the election of directors. Stockholders may not cumulate votes in the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTORS IDENTIFIED ABOVE.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, independent registered public accountants, has served as the independent registered public accounting firm for us and our subsidiaries for the fiscal year ended December 31, 2008. The Audit Committee of the Board of Directors has appointed KPMG LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2009 and has further directed that the selection of the independent registered public accounting firm be submitted for ratification by the stockholders at the Annual Meeting.

Representatives of KPMG LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Abstentions and broker non-votes, if any, will have no effect on the outcome of the ratification of KPMG LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR 2009.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

FOR 2010 ANNUAL MEETING

Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2010 annual meeting of stockholders if they are received by the Company on or before December 31, 2009. Any proposal should be directed to the attention of the Company’s Secretary at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202.

In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Company’s Secretary at the above address by December 31, 2009. The Company’s current Bylaws require that proposals of stockholders, whether or not made pursuant to Rule 14a-8 under the Exchange Act, must be submitted in accordance with the requirements of the Bylaws, not later than 5:00 pm, Mountain Time, on December 31, 2009 and not earlier than December 1, 2009.

For additional requirements, a stockholder may refer to our Bylaws, a copy of which may be obtained from our Secretary. If we do not receive timely notice pursuant to our Bylaws, the proposal or nomination may be excluded from consideration at the meeting.

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the discretion of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Commission at 100 F Street N.E., Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the Commission’s public reference rooms in Washington, D.C. and New York, New York. Please call the Commission at (800) SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from commercial document retrieval services and on the web site maintained by the Commission at www.sec.gov. Such information will also be furnished upon written request to Dividend Capital Total Realty Trust Inc., 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, Attention: Investor Relations and can also be accessed through our website at www.dividendcapital.com.

The Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by delivering an oral or written request to Dividend Capital Total Realty Trust Inc., 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, Attention: Investor Relations, or by telephone at (303) 228-2200.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE ELECTION OF DIRECTORS AND THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 23, 2009. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS NOR THE ELECTION OF THE NOMINEES DESCRIBED HEREIN WILL CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors,

Joshua J. Widoff
Senior Vice President, General Counsel and Secretary

Denver, Colorado

April 23, 2009

Dividend Capital Total Realty Trust Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 29, 2009

The undersigned stockholder of Dividend Capital Total Realty Trust Inc., a Maryland corporation (the “Company”), hereby appoints Joshua J. Widoff and M. Kirk Scott, and each of them, the proxy or proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held on June 29, 2009 at 2:00 p.m. Mountain Time, at The Westin Tabor Center, Horace Tabor/Molly Brown Room, 1672 Lawrence Street, Denver, CO 80202 and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers that the undersigned would have if personally present thereat.

The undersigned hereby acknowledges receipt of the Company’s Annual Report to Stockholders for fiscal year ended December 31, 2008 and the accompanying Notice of Annual Meeting and Proxy Statement, the terms of which are incorporated herein by reference, and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth on the reverse side of this proxy card.

The votes entitled to be cast by the undersigned, when this proxy is properly executed, will be cast in the manner directed on the reverse side of this proxy card. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” all nominees listed in Proposal 1 and “FOR” Proposal 2. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

PLEASE FOLD HERE AND RETURN ENTIRE BALLOT – DO NOT DETACH

Dividend Capital Total Realty Trust Inc.

Proxy for Annual Meeting of Stockholders — June 29, 2009

Vote by Phone, by Mail or via the Internet!

CALL:	To vote by phone, call 1-866-829-1035 and provide the 12-digit control number found on the reverse side of this proxy card.

LOG-ON:	To vote on the Internet go to www.proxyonline.com and enter the 12-digit control number found on the reverse side of this proxy card.

MAIL:	To vote by mail check the appropriate voting box on the reverse side of this proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

Please sign exactly as your name or name(s) appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Stockholder sign here

Joint Stockholder sign here

Date:

The proxy statement is also available online at www.proxyonline.com. You may enter the control number found on the reverse side of this proxy card to obtain a PDF of the proxy statement.

Dividend Capital Total Realty Trust Inc.

CONTROL NUMBER

WE NEED YOUR VOTE AS SOON AS POSSIBLE.

YOUR PROMPT ATTENTION WILL HELP US AVOID

THE EXPENSE OF FURTHER SOLICITATION.

Please remember to sign and date the reverse side of this proxy card before mailing in your vote.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. WHEN THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED STOCKHOLDER WILL BE CAST IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED STOCKHOLDER WILL BE CAST “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRECTION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE FOLD HERE AND RETURN ENTIRE BALLOT – DO NOT DETACH

TO VOTE, MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:	■

  1.     Election of directors to serve on the Board of Directors of Dividend Capital Total Realty Trust Inc. (the “Company”) until the 2010 annual meeting of stockholders and until their respective successors are duly elected and qualify.

	FOR nominee listed below	WITHHOLD authority to vote for nominee listed below

1.1 John A. Blumberg	☐	☐

1.2 Charles B. Duke	☐	☐

1.3 Daniel J. Sullivan	☐	☐

1.4 John P. Woodberry	☐	☐

2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2009.

	FOR	AGAINST	ABSTAIN

	☐	☐	☐